UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
April 6, 2006 (March 31, 2006)
THE HOUSTON EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-11899	22-2674487
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 Louisiana, Suite 2000 Houston, Texas (Address of principal executive offices)	77002-5215 (Zip Code)
(713) 830-6800
(Registrant’s telephone number, including area code)
Not Applicable
(Former names or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
On March 31, 2006, The Houston Exploration Company (“Houston Exploration”) completed the sale of the Texas portion of its Gulf of Mexico assets. Pursuant to the purchase and sale agreement dated February 28, 2006 between Houston Exploration, as seller, and various partnerships affiliated with Merit Energy Company, as buyer, the gross purchase price was $220 million. The net cash proceeds received from the sale of these assets totaled approximately $190.8 million after various customary closing items, including the preliminary adjustment for operations related to the properties after January 1, 2006, the effective date of the transaction. Of the total net proceeds, approximately $140.1 million was received for assets acquired by various partnerships affiliated with Merit Energy Company, and approximately $43.1 million and $7.6 million was received from Hydro Gulf of Mexico, L.L.C. and Nippon Oil Exploration U.S.A. Ltd., respectively, each of whom exercised its preferential rights to acquire certain working interests offered for sale.
The Texas portion of our Gulf of Mexico assets accounted for approximately 18% of our 2005 production and represented an estimated 58.5 Bcfe, or 7% of our total proved reserves, at December 31, 2005. At December 31, 2005, we held interests in 70 blocks in offshore Texas state and federal waters, of which 33 were developed. These assets included 38 producing platforms and production caissons.
Of the $190.8 million in net cash proceeds received from the sale of the Texas portion of our Gulf of Mexico assets, we used $158 million to repay and reduce outstanding borrowings under our revolving credit facility, with the balance of $32.8 million applied to working capital. As of March 31, 2006, outstanding borrowings under our revolving bank credit facility, after application of the proceeds, totaled $249 million.
The foregoing description of the material terms of the purchase and sale agreement is qualified by reference to the purchase and sale agreement to be filed as an exhibit to Houston Exploration’s quarterly report on Form 10-Q for the period ended March 31, 2006.
The unaudited proforma condensed consolidated financial statements of Houston Exploration are attached to this current report as Exhibit 99.1 as described in Item 9.01 below.
Item 8.01. Other Events.
Effective April 1, 2006, and subsequent to the closing of the sale of our Texas Gulf of Mexico assets, the borrowing base on our revolving bank credit facility was reduced from $600 million to $550 million. At March 31, 2006, outstanding borrowings under our revolving bank credit facility totaled $249 million.
Item 9.01. Financial Statements and Exhibits
(b)      Pro forma financial information
Unaudited pro forma condensed consolidated financial statements as of and for the year ended December 31, 2005 are filed as Exhibit 99.1 and incorporated by reference herein.
(c)      Exhibits

99.1	Unaudited pro forma condensed consolidated financial statements of The Houston Exploration Company as of and for the year ended December 31, 2005.
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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2006	THE HOUSTON EXPLORATION COMPANY

	By:	/s/ James F. Westmoreland
James F. Westmoreland
Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1 —	Unaudited pro forma condensed consolidated financial statements of The Houston Exploration Company as of and for the year ended December 31, 2005.